EXHIBIT 10.10
           NBT Bancorp Inc. 2000 Executive Incentive Compensation Plan

                                                   January 24, 2000













                                NBT BANCORP INC.

                                Norwich, New York

                   2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

                                NBT BANCORP INC.
                                Norwich, New York



                   2000 EXECUTIVE INCENTIVE COMPENSATION PLAN


                                Table of Contents



                                                                                                      PAGE

Introduction...........................................................................................1-2
INCENTIVE PLAN
--------------
Section I - Definitions..................................................................................3
Section II - Participation...............................................................................4
Section III - Activating the Plan........................................................................4
Section IV - Calculation of Awards.......................................................................4
Section V - President's Special Recommendations..........................................................4
Section VI - Distribution of Awards......................................................................5
Section VII - Plan Administration........................................................................6
Section VIII - Amendment, Modification, Suspension or Termination........................................6
Section IX - Effective Date..............................................................................6
Section X - Employer Relations with Participants.........................................................6
Section XI - Governing Law...............................................................................6

Incentive Plan Participants.....................................................................Appendix A
Distribution of Awards..........................................................................Appendix B

                                NBT BANCORP INC.

                                Norwich, New York


                                  INTRODUCTION


It is important to examine the benefits which accrue to the organization through the operation of the Executive Incentive Compensation Plan. The Plan impacts directly on senior management - those critical to the organization's success - and its purpose can be summarized as follows:



     *         PROVIDES  MOTIVATION:  The  opportunity  for  incentive  awards provides executives with the impetus to "stretch" for challenging, yet attainable, goals.



     *         PROVIDES RETENTION:  by enhancing the organization's competitive compensation posture.



     *         PROVIDES  MANAGEMENT TEAM BUILDING:  by making the incentive award dependent on the attainment of organization goals, a "team orientation" is fostered among the participant group.



     *         PROVIDES  INDIVIDUAL  MOTIVATION:  by making a portion of the incentive award dependent on the attainment of individual goals, a participant is encouraged to make significant personal contribution to the corporate effort.



     *         PROVIDES COMPETITIVE  COMPENSATION  STRATEGY:  The implementation of incentive arrangements is competitive with current practice in the banking industry.

Highlights of the 2000 Executive Incentive Compensation Plan included in the following pages are below:


     1. The Plan is competitive, if not more menerous, compared with similar sized banking organizations and the banking industry in general.


     2. The Compensation Committee of the Board of Directors controls all aspects of the Plan.


     3.        Management employees are eligible for participation.


     4. The financial criteria necessary for Plan operation consists of achieving certain levels of net income for the company and/or its subsidiaries as applicable. Certain non recurring events may be excluded from the financial results at the discretion of the CEO and the Compensation Committee.


     5. Incentive distributions will be made during the first quarter of the year following the Plan Year.


     6. Incentive awards will be based on attainment of corporate goals. Total Incentive Awards may contain corporate, subsidiary and individual components; the corporate and subsidiary components awarded by virtue of their performance related to their goals and the individual component awarded by virtue of individual performance related to individual goals. Component percentages are shown in Appendix B.


     7.        Incentive distributions will be based on the matrix in Appendix
               B.

                                NBT BANCORP INC.

                                Norwich, New York


The Board of Directors of NBT Bancorp Inc. has established this 2000 Executive Incentive Compensation Plan. The purpose of the Plan is to meet and exceed financial goals and to promote a superior level of performance relative to the company's competition in its market area. Through payment of incentive compensation beyond base salaries, the Plan provides reward for meeting and exceeding the financial goals.


SECTION I - DEFINITIONS

     Various terms used in the Plan are defined as follows:


     BASE SALARY: the base salary at the end of the Plan year, excluding any bonuses, contributions to employee benefit programs, or other compensation not designated as salary.


     BOARD OF DIRECTORS:  The Board of Directors of NBT Bancorp Inc.

     PRESIDENT & CEO:  CEO of NBT Bancorp Inc.

     CORPORATE GOALS: Those pre-set objectives and goals which are required to activate distribution of awards under the Plan.

     INDIVIDUAL GOALS: Key objectives mutually agreed upon between participants and superior, and approved by the CEO.


     COMPENSATION COMMITTEE:  The Compensation Committee of the Board of
          Directors of the Bank.


     PLAN PARTICIPANT: An eligible employee of the company or its subsidiaries as designated by the CEO and approved by the Compensation Committee for participation for the Plan Year.


     PLAN YEAR:  The 2000 calendar year.

SECTION II - ELIGIBILITY TO PARTICIPATE


To be eligible for an award under the Plan, a Plan participant must be an officer in the full-time service of the company at the start and close of the calendar year and at the time of the award unless the CEO by special exception recommends to the Compensation Committee a special arrangement for a newly hired executive who may be designated by the CEO and approved by the Compensation Committee as eligible for an award as determined in the employment agreement. A Plan participant must be in the same or equivalent position, at year end as they were when named a participant or have been promoted during the course of the year, to be eligible for an award. If a Plan participant voluntarily leaves the employ of the company or its subsidiaries prior to the payment of the award, he/she is not eligible to receive an award. However, if the active full-time service of a participant in the Plan is terminated by death, disability, retirement, or if the participant is on an approved leave of absence, an award will be recommended for such a participant based on the proportion of the Plan year that he/she was in active service with the company or its subsidiaries.


SECTION III - ACTIVATING THE PLAN

The operation of the Plan is predicated on attaining and exceeding management performance goals. The goals will consist of the attainment of certain net income levels. Non recurring events may be excluded from the financial results at the discretion of the CEO and the Compensation Committee. The Corporation must achieve a minimum net income set forth in Appendix B to trigger an award pursuant to the terms of this plan.


SECTION IV - CALCULATION OF AWARDS

The Compensation Committee designates the incentive formula as shown in Appendix
B. The Compensation Committee will make final decisions with respect to all incentive awards and will have final approval over all incentive awards. The individual participant data regarding maximum award and formulas used in calculation has been customized and appears as Appendix A.


SECTION V - SPECIAL RECOMMENDATIONS

The CEO will recommend to the Compensation Committee the amounts to be awarded to individual participants in the incentive Plan. The CEO may recommend a change beyond the formula to a bonus award (increase or decrease) to an individual participant by a specified percentage based on assessment of special individual performance beyond the individual goals. The Compensation Committee may amend the CEO's bonus award. The amount of the adjustment is from 0%-20% of the actual award. No award will be granted to an officer whose performance is unacceptable.

SECTION VI - DISTRIBUTION OF AWARDS


Unless a participant elects the deferred option outlined in the following paragraph, distribution of awards will be made during the first quarter of the year following the Plan year. Distribution of the bonus award must be approved by the Compensation Committee.

A participant may elect by written notice to the Committee at any time during the month of December of the Plan Year preceding the year to which the award relates to have all or a portion of his award deferred (Deferred Award). Any such election shall be irrevocable except unforeseeable financial emergency.

Any portion of participant's award that is deferred shall bear interest commencing on the Award Date based on the lowest balance in the participant's account during the month, as if invested at an annual rate equal to the highest annual rate offered at NBT on any customer deposit account in effect on the last day of the preceding calendar year. Interest shall be computed monthly, and credited to the participant's account as of the last day of each calendar month.

The Deferred Award shall be paid in five (5) annual installments upon the participant's ceasing to be actively employed by the Company for any reason. Payment shall begin on the 31st day of January following the year in which the participant ceases to be actively employed with the Company. However, a participant with the consent of the Committee, prior to termination of employment, may elect in writing to have the aggregate amount in his or her Deferred Award Account paid to him or her in a lump sum on a designated date.

Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be constructed to create a trust of any kind, or a fiduciary relationship between NBT and the participant, his or her designated beneficiary or any other person, nor shall the participant or any designated beneficiary have any preferred claim on, any title to, or any beneficial interest in, the assets of NBT or the payments deferred hereunder prior to the time such payments are actually paid to the participant pursuant to the terms herein. To the extent that the participant, his or her designated beneficiary or any person acquires a right to receive payments from NBT under this Plan, such right shall be no greater than the right of any unsecured general creditor of NBT.

The intent of this Section of the Plan is to create a voluntary, non-qualified, unfunded, deferred executive incentive compensation Plan which will defer the deduction of such incentive compensation for tax purposes by NBT and which will correspondingly defer the recognition of such compensation by the participant until such compensation is actually paid. It is therefore intended, and this Plan shall be construed and where necessary modified, so that the participants shall not be deemed to have constructively received such deferred compensation.

In the event of death, any approved award earned under the provisions of this plan will become payable to the beneficiary designated under this Plan; or if no such designation, to the designated beneficiary of the participant as recorded under the bank's group life insurance program; or in the absence of a valid designation, to the participant's estate.

SECTION VII - PLAN ADMINISTRATION


The Compensation Committee shall, with respect to the Plan have full power and authority to construe, interpret and manage, control and administer this Plan, and to pass and decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors of the bank may establish.

Any decision made or action taken by the company, the Board of Directors, or the Compensation Committee arising out of, or in connection with, the administration, interpretation, and effect of the Plan shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board of Directors, Compensation Committee, or employee of the company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by a Plan participant or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated in accordance with the provision of the Plan.

SECTION VIII - AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

NBT reserves the right, by and through its Board of Directors to amend, modify, suspend, reinstate or terminate all or part of the Plan at any time. The Compensation Committee will give prompt written notice to each participant of any amendment, suspension or termination or any material modification of the Plan. In the event of a merger or acquisition, the Plan and related financial formulas will be reviewed and adjusted to take into account the effect of such activities.

SECTION IX - EFFECTIVE DATE OF THE PLAN

The effective date of the Plan shall be January 1, 2000.

SECTION X - EMPLOYER RELATION WITH PARTICIPANTS

Neither establishment nor the maintenance of the Plan shall be construed as conferring any legal rights upon any participant or any person for a continuation of employment, nor shall it interfere with the right of an employer to discharge any participant or otherwise deal with him/her without regard to the existence of the Plan.

SECTION XI - GOVERNING LAW

Except to the extent pre-empted under federal law, the provisions of the Plan shall be construed, administered and enforced in accordance with the domestic internal law of the State of New York. In the event of relevant changes in the Internal Revenue Code, related rulings and regulations, changes imposed by other regulatory agencies affecting the continued appropriateness of the Plan and awards made thereunder, the Board may, at its sole discretion, accelerate or change the manner of payments of any unpaid awards or amend the provisions of the Plan.

                           DEFERRED COMPENSATION PLAN
                           FOR OFFICERS OF NBT BANCORP
                               ELECTION AGREEMENT


I, ___________________________, hereby elect __ to __ not to participate in the Deferred Compensation Plan for Officers of NBT with respect to Executive Incentive Compensation (EICP) awards which I may receive for the calendar year of __________. I hereby elect to defer the payment of _________ (________%) of the EICP award which I would otherwise be entitled to receive.

                   __ Please defer payment of the percentage of my EICP award specified above until the earlier of the following dates:

                   __ Until  __________________(Specify  date  which  may not be later than the date on which I will retire).

                   __ Until the date of my death.

                   __ Begin   annual   payments  of  deferred   balance  on
                      __________________ in the amount of 1/5th the balance each year until the balance has been paid in full (5 year payout).

                   __ Because terms of the plan have changed since my election to defer EICP awards, please discontinue my deferral election and:

                   __ Roll my  deferred  account  proceeds  into  the  following account at the institution indicated:
                      __________________________________________________________

                      __________________________________________________________

                   __ Please pay me out in cash, the balance of my account, at this time.

                   __ I hereby  designate  the  following  person or  persons as beneficiary hereunder in the event of my death:

                   Primary Beneficiary _________________________________________
                   Secondary Beneficiary _______________________________________

                   I hereby revoke any prior election that may be inconsistent with the above.

I acknowledge that I have reviewed the plan and understand that my participation will be subject to the terms and conditions contained in the plan. Words and phrases used in this Election Agreement shall have the meanings assigned by the plan.

Dated this ________ day of _________, 2000

__________________________________________